        THIS DOCUMENT IS A COPY OF THE FORM 8-K/A FILED ON SEPTEMBER 15
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -------------------------------

                                   FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  JUNE 27, 1997


                            TEMPLATE SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-21921


                  VIRGINIA                               52-1042793
          ----------------------------             --------------------
          (State or Other Jurisdiction             (I.R.S. Employer
               of Incorporation)                    Identification No.)

                   45365 VINTAGE PARK PLAZA
                      DULLES, VIRGINIA                         20166
          ----------------------------------------          ----------
          (Address of principal executive offices)          (Zip code)


                                (703) 318-1000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                            MILESTONE SOFTWARE GmbH
                         INDEX TO FINANCIAL STATEMENTS



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

This amendment No. 1 to the current report is filed on Form 8-K/A by Milestone Software GmbH and amends the Current Report on Form 8-K filed by the Company on July 11, 1997. Only those items which are amended are set forth herein.



  (a) FINANCIAL STATEMENTS OF MILESTONE SOFTWARE GMBH
  Report of Independent Accountants
  Financial Statements:
     Balance sheets at December 31, 1995 and 1996 and June 30, 1997
     Statement of operations for the years ended December 31, 1995 and 1996 and for the six months ended December 31, 1995 and 1996
     Statements of changes in shareholders' deficit for the years ended December
            31, 1995 and 1996 and for the six months ended June 27, 1996 and
            1997
     Statements of cash flows for the years ended December 31, 1995 and 1996 and for the six months ended June 27, 1996 and 1997
     Notes to the financial statements

  (b) PRO FORMA FINANCIAL INFORMATION
      Unaudited Pro Forma Consolidated Balance Sheet as of May 31, 1997 Unaudited Pro Forma Consolidated Statements Of Operations for the six
          months ended May 31, 1997
      Unaudited Pro Forma Consolidated Statements Of Operations for the year ended November 30, 1997
      Notes to Pro Forma Consolidated Financial Statements

  (c) EXHIBITS
      23.1  Consent of Coopers & Lybrand

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Board of Directors
Milestone Software GmbH

We have audited the accompanying financial statements of Milestone Software GmbH (the Company) as of December 31, 1995 and 1996, and for each of the 2 years in the period ended December 31, 1996 as listed in the accompanying index to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milestone Software GmbH as of December 31, 1995 and 1996, and the results of its operations and cash flows for each of the 2 years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.


Dusseldorf, Germany
September 13, 1997

[COOPERS & LYBRAND LOGO APPEARS HERE]

Wirtschaftsprufungsgesellschaft
Gesellschaft mit beschrankter Haftung



      /s/ Wiegand                        Leveque
      -----------------        ---------------------------
          Wiegand                        Leveque
      Wirtschaftsprufer        Certified Public Accountant

                            MILESTONE SOFTWARE GmbH
                                 BALANCE SHEETS

                                                                         DECEMBER 31,           JUNE 27,
                                                                 --------------------------   -----------
                                                                     1995           1996          1997
                                                                 ------------   -----------   -----------
ASSETS                                                                                        (UNAUDITED)
           CURRENT ASSETS
               Cash and cash equivalents                          $     4,639   $     2,399   $   200,595
               Accounts receivable, net                               538,922       930,370     1,196,014
               Accounts receivable - affiliates                        31,519        67,321         6,466
               Other assets                                            66,826        60,550        40,199
               Inventories                                            347,538       118,962       132,956
               Prepaid expenses                                        71,942        84,379         3,853
                                                                 ------------   -----------   -----------
              TOTAL CURRENT ASSETS                                  1,061,386     1,263,981     1,580,083

               Property and equipment, net                            524,802       635,683       616,617
               Software development costs, net                         90,482             0             0
               Investments in affiliated companies                     47,391        12,294        12,917
                                                                 ------------   -----------   -----------
              TOTAL ASSETS                                       $  1,724,061   $ 1,911,958     2,209,617
                                                                 ============   ===========   ===========
        LIABILITIES AND SHAREHOLDERS' DEFICIT
           CURRENT LIABILITIES
               Accounts payable                                  $  1,284,294   $ 1,103,272     2,496,589
               Accrued expenses                                       377,755       325,285       414,791
               Working capital facility                               478,819       531,519             0
               Notes payable to shareholders                                0       173,201             0
               Other liabilities                                      401,634       424,462       577,650
               Deferred income                                        113,390       643,393       450,619
                                                                 ------------   -----------   -----------
                    TOTAL CURRENT LIABILITIES                       2,655,892     3,201,132     3,939,649

               LONG-TERM LIABILITIES                                   75,412        70,113        74,678
                                                                 ------------   -----------   -----------
                    TOTAL LIABILITIES                               2,731,304     3,271,245     4,014,327
                                                                 ------------   -----------   -----------
               COMMITMENTS AND CONTINGENCIES
           SHAREHOLDERS' EQUITY
               Common stock, DM 100 par value, 150,000 shares          96,780        96,780        96,780
                  Authorized, 1,500 shares issued and
                  outstanding as of December 31, 1995 and 1996
                  and June 27, 1997 (unaudited)
              Additional paid in capital                              551,646       551,646       551,646
              Foreign currency translation                            (86,863)       (4,555)      188,327
              Accumulated deficit                                  (1,568,806)   (2,003,158)   (2,641,463)
                                                                 ------------   -----------   -----------
               TOTAL SHAREHOLDERS' DEFICIT                         (1,007,243)   (1,359,287)   (1,804,710)
                                                                 ------------   -----------   -----------
               TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT        $ 1,724,061   $ 1,911,958   $ 2,209,617
                                                                 ============   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            MILESTONE SOFTWARE GmbH
                            STATEMENTS OF OPERATIONS

                                                       FOR THE YEAR           FOR THE SIX MONTHS
                                                    ENDED DECEMBER 31,          ENDED JUNE 27,
                                                -------------------------   -----------------------
                                                   1995           1996           1996         1997
                                                ----------     ----------   ----------   ----------
    REVENUES                                                                (UNAUDITED)  (UNAUDITED)
         Products                               $3,205,979     $1,130,932   $  506,337   $  201,044
         Services                                6,426,188      8,470,900    3,776,460    5,316,750
                                                ----------     ----------   ----------   ----------
           TOTAL REVENUES                        9,632,167      9,601,832    4,282,797    5,517,794
                                                ----------     ----------   ----------   ----------

    COST OF REVENUES
         Products                                1,767,185      1,465,352      672,602      594,794
         Services                                3,684,005      5,014,217    2,062,922    3,570,541
                                                ----------     ----------   ----------   ----------
           TOTAL COST OF REVENUES                5,451,190      6,479,569    2,735,524    4,165,335
                                                ----------     ----------   ----------   ----------

    GROSS PROFIT                                 4,180,977      3,122,263    1,547,273    1,352,459

    OPERATING EXPENSES
         Selling and marketing                   2,266,519      1,985,264      988,061    1,223,534
         General and administrative              1,211,526      1,376,469      530,499      709,430
         Bad debt expense                          329,516              0            0            0
                                                ----------     ----------   ----------   ----------
           TOTAL OPERATING EXPENSES              3,807,561      3,361,733    1,518,560    1,932,964
                                                ----------     ----------   ----------   ----------

    INCOME (LOSS) FROM OPERATIONS                  373,416       (239,470)      28,713     (580,505)

      Interest expense                            (135,513)      (161,094)     (73,583)     (93,383)
      Other income (expense)                      (111,140)       (33,788)     (13,499)      35,583
                                                ----------     ----------   ----------   ----------
    NET INCOME (LOSS) BEFORE TAXES                 126,763       (434,352)     (58,369)    (638,305)
                                                ----------     ----------   ----------   ----------

      Income tax benefit (provision)                   ---            ---          ---          ---

                                                ----------     ----------   ----------   ----------
    NET INCOME (LOSS)                           $  126,763     $ (434,352)  $  (58,369)  $ (638,305)
                                                ==========     ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                            MILESTONE SOFTWARE GmbH
                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT





                                       COMMON STOCK           ADDITIONAL
                                   --------------------        PAID IN      ACCUMULATED     TRANSLATION
                                   SHARES       AMOUNT         CAPITAL        DEFICIT       ADJUSTMENT       TOTAL
                                   ---------    -------       ---------     -----------      --------      -----------
  Balance at Dec. 31, 1994           150,000    $96,780        $551,646     $(1,695,569)     $      0      $(1,047,143)
  Net Income                               0          0               0         126,763             0          126,763
  Translation adjustment                   0          0               0               0       (86,863)         (86,863)
                                   ---------    -------       ---------     -----------      --------      -----------
  Balance at Dec. 31, 1995           150,000     96,780         551,646      (1,568,806)      (86,863)      (1,007,243)
  Net Loss                                 0          0               0         (58,369)            0          (58,369)
  Translation adjustment                   0          0               0               0        (1,796)          (1,796)
                                   ---------    -------       ---------     -----------      --------      -----------
  Balance at June 30, 1996           150,000     96,780         551,646      (1,627,175)      (88,659)      (1,067,408)
  Net Loss                                 0          0               0        (375,983)            0         (375,983)
  Translation adjustment                   0          0               0               0        84,104           84,104
                                   ---------    -------       ---------     -----------      --------      -----------
  Balance at Dec. 31, 1996           150,000     96,780         551,646      (2,003,158)       (4,555)      (1,359,287)
  Net Loss                                 0          0               0        (638,305)            0         (638,305)
  Translation adjustment                   0          0               0               0       192,882          192,882
                                   ---------    -------       ---------     -----------      --------      -----------
  Balance at June 27, 1997           150,000    $96,780        $551,646     $(2,641,463)     $188,327      $(1,804,710)
                                   =========    =======       =========     ===========      ========      ===========




   The accompanying notes are an integral part of these financial statements.

                            MILESTONE SOFTWARE GMBH
                            STATEMENTS OF CASH FLOWS


                                                                      FOR THE YEAR                   FOR THE SIX MONTHS
                                                                   ENDED DECEMBER 31,                   ENDED JUNE 27,
                                                               -------------------------           -----------------------
                                                                  1995           1996                 1996         1997
                                                               ---------       ---------           ---------    ----------
     CASH FLOWS FROM OPERATING ACTIVITIES:                                                         (UNADITED)  (UNAUDITED)
     Net income (loss)                                         $ 126,763       $(434,352)          $ (58,369)   $ (638,305)
     Adjustments to reconcile net income
       (loss) to net cash provided (used) by operating
       activities:
       Bad debt expense                                          329,516               0                   0             0
       Depreciation and amortization                             244,916         269,921             183,178       135,280
       Gain on foreign currency exchange                         (17,335)              0                   0             0
       Gain on exchange of investment in affiliate                     0         (35,968)                  0             0
       Income from affiliated companies                           39,985          (3,404)             (1,704)       (2,044)
       Inventory writedown                                             0         (10,403)                  0             0
       Write-off of software development costs                         0          34,461                   0             0
     Increase (decrease) in cash from
     changes  in operating assets and liabilities:
       Accounts receivable                                       (35,158)       (440,526)           (361,548)     (397,695)
       Accounts receivable - affiliates                           99,607         (38,993)            (20,365)       56,542
       Other assets                                             (134,928)          1,551              54,216        14,225
       Inventory                                                (144,159)        219,264              94,788       (29,559)
       Prepaid expenses                                          (71,284)        (18,001)            (21,057)       75,399
       Accounts payable                                          (50,073)       (170,807)           (513,223)    1,524,584
       Accrued Expenses                                          298,544         (26,181)           (245,015)      (79,118)
       Other liabilities                                         100,242          52,809            (134,378)      228,962
       Deferred income                                           (20,263)        551,437             322,795        84,785
                                                               ---------       ---------           ---------    ----------
     Net cash provided (used) by operating activities            766,373         (49,192)           (700,682)      973,056
                                                               ---------       ---------           ---------    ----------
     CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                     (302,959)       (370,228)            (90,525)     (194,242)
       Purchase of interest in affiliates                        (87,390)              0                   0             0
                                                               ---------       ---------           ---------    ----------
     Net cash used in investing activities                      (390,349)       (370,228)            (90,525)     (194,242)
                                                               ---------       ---------           ---------    ----------
     CASH FLOWS FROM FINANCING ACTIVITIES:
       Net change in working capital facility                   (277,985)         88,982             676,714      (500,802)
       Proceeds from notes payable to shareholders               230,853         249,375                   0        95,626
       Payments on notes payable to shareholders                (358,079)              0                   0      (163,192)
       Net change in overdraft facility                          (31,870)         79,102                   0             0
                                                               ---------       ---------           ---------    ----------
     Net cash provided (used) by financing activities           (437,081)        417,459             676,714      (568,368)
                                                               ---------       ---------           ---------    ----------
     EFFECT OF EXCHANGE RATES ON CASH:                            60,440            (279)            (52,409)      (12,250)
                                                               ---------       ---------           ---------    ----------
     Net increase (decrease) in cash                                (617)         (2,240)           (166,902)      198,196
     Cash and cash equivalents at beginning of period              5,256           4,639               4,639         2,399
                                                               ---------       ---------           ---------    ----------
     Cash and cash equivalents at end of period                $   4,639       $   2,399           $(162,263)   $  200,595
                                                               =========       =========           =========    ==========
     SUPPLEMENTAL CASHFLOW INFORMATION:
     Cash paid for interest                                     $135,513       $ 140,745           $  66,369    $  103,531
                                                               =========       =========           =========    ==========


  The accompanying notes are an integral part of these financial statements.

                             MILESTONE SOFTWARE GmbH
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   ORGANIZATION

     Business

     Milestone Software GmbH (the "Company") provides enterprise-wide software solutions. The Company is a reseller of several software packages and provider of various consulting services. The Company provides its services and resells products to commercial clients both domestically and throughout Europe.

     Revenue recognition

     The Company distributes software products to customers pursuant to reseller agreements entered into with software manufacturers. The Company also provides related product support, training and maintenance services. Product revenues relate to the sale of licence agreements and are recognized upon shipment of the software to the customer unless the Company has significant future obligations under the licence agreement. In these cases, revenues are recognized when such obligations are satisfied. Insignificant vendor and service revenue obligations are accrued upon acceptance of the product by the customer. Service revenues include consulting, product support, maintenance and training. The Company defers and recognizes product support and maintenance revenue over the terms of the contract period, which is generally one year. The Company recognizes training and consulting revenue as the services are provided as the agreements for these services are generally on a time incurred basis.

     Software development costs

     The Company capitalizes the direct costs associated with the development of software products in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Research costs are charged to product development expense prior to the development of a detailed program design or a working model. Costs

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     incurred subsequent to the product release and research and development performed under contract are charged to operations.

     Capitalized costs are amortized over the estimated product life using the straight-line method. Software development costs are presented net of accumulated amortization. Amortization expense for 1995 was $60,338 and accumulated amortization at December 31, 1995 was $76,623. During 1996, the remaining balance was written off with a charge to amortization expense of $56,021 and a charge to write-down of software development costs of $34,461.

     Income taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences and income tax credits. Temporary differences are the result of the differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

     Foreign currency translation

     The assets and liabilities have been translated into U.S. dollars at exchange rates in effect as of each balance sheet date. Revenue and expense accounts of these operations are translated at average exchange rates prevailing during the month the transaction occurred.

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Inventory

     Inventory consists of goods held for resale and are carried at the lower of cost or market using the average cost method.

     Property and equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally four to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the assets useful life or the lease term. When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in operations. Maintenance and repairs are charged to expenses when incurred, and the cost of significant additions and improvements is capitalized.

     Cash and cash equivalents

     Cash and cash equivalents includes cash on hand and demand deposits which have original maturities of three months or less.

     Concentration of credit risk

     Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash equivalents and accounts receivable. The Company sells products and services to customers without requiring collateral, however, the Company routinely assesses the financial strength of its customers and maintains allowances for anticipated losses, when necessary.

     Fair value of financial instruments

     During 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments". The Company

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     believes that the carrying amount of certain of its financial instruments, which includes cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short maturity of these instruments. The carrying amounts of the revolving credit agreement and notes payable to shareholders approximate fair value because these financial instruments contain variable interest rate which reprice frequently.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim financial information

     The financial information presented as of June 27, 1997 and for the six months ended June 27, 1996 and 1997 is unaudited. In the opinion of management, this unaudited financial information contains all adjustments (which consists of only normal, recurring, adjustments) necessary for a fair presentation. Operating results for the six months ended June 27, 1996 and 1997 are not necessarily indicative of results that may be expected for a full year.

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:
                                                    DECEMBER 31,              JUNE 27,
                                            -----------------------------    -----------
                                               1995             1996            1997
                                            ------------     ------------    -----------
                                                                             (UNAUDITED)
     Receivables assigned to factor         $ 11,364,722     $ 10,189,047    $ 5,606,540

     Less: advances from factor              (10,506,049)     (10,053,870)    (5,410,615)
                                            ------------     ------------    -----------
     Due from factor                             858,673          135,177        195,925

     Unfactored accounts receivable                9,670        1,101,135      1,272,724
                                            ------------     ------------    -----------
     Total                                       868,343        1,236,312      1,468,649

     Less: allowance for doubtful accounts      (329,421)        (305,942)      (272,635)
                                            ------------     ------------    -----------
                                                $538,922     $    930,370    $ 1,196,014
                                            ============     ============    ===========

     Pursuant to a factoring agreement, which terminated in June 1997, a bank acts as a factor for the majority of the Company's receivables which are assigned on a pre-approved, nonrecourse basis. The factoring charge amounts to 0.9% of the receivables assigned. On a monthly basis, the bank charged at rates equal to 9% and 8.75% per annum for the years ended December 31, 1995 and 1996 for interest on the outstanding balance of the uncollected factored amounts. For the years ended December 31, 1995 and 1996 intercompany accounts and accounts over 90 days outstanding are not eligible for factoring. As of June 30, 1997 the Company has discontinued the practice of factoring its accounts receivable.

     Pursuant to the terms of the factoring agreement, the factor returned approximately $305,000 of factored receivables based on a customer claim that the Company has not properly performed under the contract. These disputed receivables were reserved for at December 31, 1995 and 1996 as significant doubt exists as to the ultimate collectibility of these accounts.

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                             DECEMBER 31,          JUNE 27,
                                         ----------------------   ----------
                                          1995          1996         1997
                                         ---------    ---------   ----------
                                                                  (UNAUDITED)
     Data processing equipment           $ 542,712   $  767,124   $  826,340
     Office furniture and equipment        176,458      235,891      261,879
     Leasehold improvements                 65,570       68,509       66,085
                                         ---------   ----------   ----------
                                           784,740    1,071,524    1,154,304
     Less: Accumulated depreciation       (259,938)    (435,841)    (537,687)
                                         ---------   ----------   ----------
                                         $ 524,802   $  635,683   $  616,617
                                         =========   ==========   ==========

     Depreciation expense was $184,578 and $213,898 for the years ended December 31, 1995 and 1996, and $155,167 and $135,280 for the six months ended June 27, 1996 and 1997, respectively.

4.   REVOLVING CREDIT FACILITY AND NOTES PAYABLE TO SHAREHOLDERS

                                                            DECEMBER 31,                   JUNE 27,
                                                      --------------------------          ----------
                                                       1995              1996                1997
                                                      ---------        ---------          ----------
                                                                                          (UNAUDITED)
         Revolving credit facility                    $ 478,819        $ 531,519          $        0
         Note payable to shareholders                         0          173,201                   0
                                                      ---------        ---------          ----------
         Total                                          478,819          704,720                   0
         Less: Current portion                         (478,819)        (704,720)                  0
                                                      ---------        ---------          ----------
         Long-term portion                            $       0        $       0          $        0
                                                      =========        =========          ==========

     Revolving credit facility

     The Company had a DM1,550,000 (approximately $1,006,000 at December 31,
     1996) revolving credit facility (the "Facility") pursuant to a Loan and Security Agreement, as amended in July 1996 (the "Loan Agreement") with a commercial bank at December 31, 1996. As of December 31, 1996, availability under the Facility was equal to approximately DM 730,000 (approximately $475,000 at

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     December 31, 1996). Borrowings under the Facility bear interest at 9.75% and were guaranteed by one of the Company's shareholders. The Facility expired on February 28, 1997 and the outstanding balance was repaid as of this date. Currently, the Company has an outstanding letter of credit of approximately DM 160,000 (approximately $105,000 at December 31,
     1996) related to a noncancelable operating lease for new office space (see
     Note 6).

5.   INCOME TAXES

     Under the current German corporate income tax system, income is taxed initially at a rate of 45%. Upon distribution of earnings, the income tax imposed on such earnings is reduced to 30% through a tax credit. In addition to the corporate tax, a solidarity tax (Solidaritatszuschlag) of 7.5% of the corporate tax was imposed for 1995 and 1996 and is included in income taxes.

     The benefit (provision) for income taxes for the years ended December 31, 1995 and 1996 is summarized as follows:

                                       YEAR ENDED DECEMBER 31,
                                       ------------------------
                                         1995            1996
                                       --------        --------
     Current                           $(94,202)       $      0
     Deferred                            94,202               0
                                       --------        --------
          Total benefit (provision)    $      0        $      0
                                       ========        ========

                           MILESTONE SOFTWARE GmbH
                   NOTES CONSOLIDATED FINANCIAL STATEMENTS

     The source and tax effects of the temporary differences and net operating loss carryforwards giving rise to the Company's net non-current deferred tax assets at December 31, 1995 and 1996 are as follows:

                                                DECEMBER 31,
                                           ---------------------
                                              1995        1996
                                           ---------   ---------
        Investment in affiliates           $  21,986   $  18,592
        Net operating loss carryforward      786,622     695,052
        Less: Valuation allowance           (808,608)   (713,644)
                                           ---------   ---------
        TOTAL                              $       0   $       0
                                           =========   =========

     As of December 31, 1996 the Company had net operating loss carryforwards of approximately DM 1,940,000 ($1,250,000) which can be carried forward indefinitely to offset future taxable income.

     The factors accounting for the difference between the total provision for income taxes and the amount computed by applying the German statutory rate are as follows:

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1995         1996
                                                                  ---------   ---------
        Computed "expected" tax                                   $  57,044   $(103,352)
          expense based on German rates
        Trade income tax effect                                      37,771     (22,409)
        Solidarity tax                                                3,937      (6,067)
        Non tax-deductible expenses                                  12,447      12,368
        Changes in valuation allowances                            (111,199)    119,460
                                                                  ---------   ---------
        Total provision for income tax                            $       0   $       0
                                                                  =========   =========

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   COMMITMENTS AND CONTINGENCIES

     Operating leases

     During March 1996, the Company entered into a noncancelable operating lease for office space that expires in December 2001. As an incentive to lease this space, the landlord provided a rent abatement through May 1996. Additionally, the lease contains an escalation clause that provides for an increase in base rent beginning in October 1996. The Company also has a noncancelable operating lease agreement for office space expiring in 2004. The agreement includes an escalation clause providing for an increase in lease payments beginning in April 1996. Subsequent to December 31, 1990, this lease was extended to 2007 including rent escalations for March 1998 and July 1998. The Company has provided additional security under these leases in the form of an irrevocable letter of credit in the amount of DM 160,000 (approximately $105,000 at December 31, 1996) (see Note 4) at December 31, 1996. The letter of credit requirement expires upon expiration of the lease agreement.

     The Company also leases certain office equipment and other office space under noncancelable operating leases which expire at various dates through 2004. Rent expense under all leases is recognized ratably over the lease terms. Rent expense under all operating leases was approximately $306,929 and $340,785 for the years ended December 31, 1995 and 1996, respectively and $137,649 and $186,548 for the six months ended June 27, 1996 and 1997, respectively.

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Future minimum lease payments, under operating leases, at December 31, 1996, are as follows:

                                              DECEMBER 31,
                                              ------------
   1997                                       $    382,871
   1998                                            338,141
   1999                                            245,255
   2000                                            246,359
   2001                                            246,359
  Thereafter                                       164,240
                                              ------------
  Total minimum payments                      $  1,623,225
                                              ============

7.   ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                               FOR THE YEAR ENDED
                                                  DECEMBER 31,
                                              --------------------
                                                 1995      1996
                                              ----------  --------
     Payroll, bonus and vacation              $   71,497  $102,748
     Commissions                                  27,564    93,240
     Royalties                                   202,972    33,743
     Other expenses                               75,722    95,554
                                              ----------  --------
                                              $  377,755  $325,285
                                              ==========  ========

8.   RELATED PARTY TRANSACTIONS


     During 1995 and 1996, the Company executed loans with shareholders to fund working capital requirements. These notes accrue interest at 12% per annum. 33% of the notes were collateralized by investments in affiliated companies (Note 9) and 67% of the notes were guaranteed by other shareholders. As of December 31, 1995 and 1996, there were outstanding note payables to shareholders of approximately $0 and $173,000, respectively and accrued interest of

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     approximately $0 and $20,000, respectively. The Company paid management fees in the amount of $111,940 and $53,566 in 1995 and 1996, respectively.

9.   TRANSACTIONS WITH AFFILIATED COMPANIES

     The Company has ownership interests in Milestone Holding BV (Netherlands), Milestone Holding GmbH (Austria) and Milestone Holding AG (Switzerland). The interests in Austria and Switzerland are accounted for using the Equity Method. The investment in the Netherlands is accounted for using the Cost Method. During 1995 and 1996, the Company had sales and receivables with affiliates as follows:

                                                   SALES
                      OWNERSHIP %            FOR THE YEAR ENDED              RECEIVABLES
                      DECEMBER 31,               DECEMBER 31,                DECEMBER 31,
                     --------------          -------------------          --------------------
                      1995    1996            1995        1996             1995         1996
                     ------   -----          -------     -------          -------      -------
      Netherlands      16.9     0.0          $49,739     $27,244          $     0      $12,761
      Austria          34.0    34.0          $56,753     $37,197          $36,567      $36,594
      Switzerland      20.0    20.0          $ 4,165     $28,636          $   354      $22,482


     Purchases from affiliates was $114,467 and $13,300 in 1995 and 1996, respectively. The amount payable to affiliates was $5,402 and $4,516 at December 31, 1995 and 1996, respectively.

     The Company's investment in Austria has a book value of zero at December, 31 1996. The Company's share of the underlying deficit in equity in Austria is approximately $16,000. The Company has not recognized its share of losses in Austria as it exceeds the write-down of the book value of the investment to zero.

     In December 1996, the Company exchanged its 16.9% ownership of Netherlands with a book value of approximately $35,000, for forgiveness of certain notes payable to shareholders in the amount of approximately $70,000. The transaction resulted in a non-cash gain of approximately $35,968 which is included in other income.

                           MILESTONE SOFTWARE GmbH
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  SUBSEQUENT EVENT

Under the terms of the Stock Purchase Agreement ("Purchase Agreement") dated June 27, 1997, the Company was acquired by Template Software, Inc. on June 27, 1997.

ITEM 7 (b).  UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following Unaudited Pro Forma Consolidated Financial Statements of Milestone Software GmbH (the Company) are based on the historical consolidated financial statements of Template Software, Inc. (Template) and the historical financial statements of the Company. These historical financial statements were prepared in accordance with US GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. These historical financial statements have been prepared to illustrate the effects of the consummation of the Purchase Agreement between Template and the Company. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical consolidated financial statements of Template and historical financial statements of the Company.

     The Unaudited Pro Forma Consolidated Balance Sheet as of May 31, 1997 has been prepared as if the transactions had occurred on that date. The Consolidated Pro Forma Statements of Operations for Template's fiscal year ended November 30, 1996 and for the Company's fiscal year ended December 31, 1996, and for Template's six month period ended May 31, 1997 and for the Company's six month period ended June 27, 1997 give effect to the transactions as if they had occurred at the beginning of the respective fiscal years and carried forward through the interim period presented.

     The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of what the Company's consolidated financial position or consolidated results of operations would actually have been had the acquisition and related financings been completed on such date or at the beginning of the period indicated, or to project the Company's consolidated financial position for any future period or the Company's consolidated results of operations for any future period.

     The acquisition will be accounted for as a purchase. After the Acquisition, the purchase cost will be allocated to the Company's assets and liabilities based on their respective fair values. The final allocation of the purchase price is subject to the receipt of certain information related to the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation.

              TEMPLATE SOFTWARE, INC. AND MILESTONE SOFTWARE GmbH
              Condsolidated Pro Forma Balance Sheets (Unaudited)
                            (Dollars in Thousands)

                                                ---------------------------------       -------------------------------
                                                           Historical                              Pro Forma
                                                ---------------------------------       -------------------------------
                                                                      Milestone
                                                   Template           Software
                                                Software, Inc.          GmbH
                                                 May 31, 1997       June 27, 1997        Adjustments        As Adjusted
                                                --------------      -------------       -------------      ------------
                                                                          (a)
                 ASSETS

Current assets:
Cash and cash equivalents                         $     12,318      $         201       $      (7,440)(c)  $      5,079
Marketable Securities                                   14,684                                                   14,684
Accounts receivable, net                                 4,805              1,198                                 6,003
Accounts receivable - affiliates                                                6                                     6
Other assets                                               765                 40                                   805
Inventories                                                                   133                                   133
Prepaid expenses                                                                4                                     4
                                                  ------------      -------------       -------------      ------------
Total current assets                                    32,572              1,582              (7,440)           26,714
Property and equipment, net                              1,183                617                                 1,800
Software development costs, net                          1,096                                                    1,096
Goodwill and other assets                                2,247                                 10,791 (e)        13,038
Investments in affiliated companies                                            11                                    11
                                                  ------------      -------------       -------------      ------------
Total Assets                                      $     37,098      $       2,210       $       3,351      $     42,659
                                                  ============      =============       =============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable                                  $      1,984      $       2,496       $                  $      4,480
Accrued expenses                                                              415                 450 (d)           865
Income taxes payable                                       398                                                      398
Current portion of long term debt                          144                                                      144
Other liabilities                                                             578                                   578
Deferred income                                            731                451                                 1,182
                                                  ------------      -------------       -------------      ------------
Total current liabilities                                3,257              3,940                 450             7,647
Long term debt, net of current portion                     964                                                      964
Other long-term liabilities                                482                 75                                   557
Shareholders' Equity (Deficit)                          32,395             (1,805)              1,805 (b)        33,491
                                                                                                1,096 (b)
                                                  ------------      -------------       -------------      ------------
Total liabilities and stockholders equity         $     37,098      $       2,210       $       3,351      $     42,659
                                                  ============      =============       =============      ============



           See accompanying notes to Pro Forma Financial Information

              TEMPLATE SOFTWARE, INC. AND MILESTONE SOFTWARE GmbH
                Consolidated Pro Forma Statement of Operations
                                  (Unaudited)
                            (Dollars in Thousands)



                                               Template Software, Inc. Six Months Ended May 31, 1997 and
                                                Milestone Software GmbH Six Months Ended June 27, 1997
                                              -----------------------------  -----------------------------
                                                        Historical                      Pro Forma
                                              -----------------------------  -----------------------------
                                                Template        Milestone
                                              Software, Inc.  Software GmbH   Adjustments      As Adjusted
                                              --------------  -------------  -------------     -----------
                                                                   (f)
Revenues                                        $   8,529        $  5,518       $                $  14,047

Cost of revenues                                    3,528           4,165                            7,693
                                                ---------        --------       ---------        ---------
Gross profit                                        5,001           1,353               0            6,354

Operating expenses
Selling and marketing                               2,113           1,224                            3,337
Product Development                                   636                                              636
General and administrative                          1,137             710             366 (g)        2,213
                                                ---------        --------       ---------        ---------
Income (loss) from operations                       1,115            (581)           (366)             168
Interest (expense)                                    (29)            (93)                            (122)

Other income (expense)                                481              36                              517
                                                ---------        --------       ---------        ---------
Net income (loss) before taxes                      1,567            (638)           (366)             563

Income tax benefit (provision)                       (580)                                            (580)
                                                ---------        --------       ---------        ---------
Income (loss)                                   $     987        $   (638)      $    (366)       $     (17)
                                                =========        ========       =========        =========
Income (loss) per common
equivalent shares outstanding                   $    0.21                                        $   (0.00)
                                                =========                                        =========

Weighted average common
equivalent shares outstanding                   4,659,000                                        4,749,000
                                                =========                                        =========


           See accompanying notes to Pro Forma Financial Information

              TEMPLATE SOFTWARE, INC. AND MILESTONE SOFTWARE GmbH
                Consolidated Pro Forma Statement of Operations
                                  (Unaudited)
                            (Dollars in Thousands)


                                               Template Software, Inc. Year Ended November 31, 1996 and
                                                 Milestone Software GmbH Year Ended December 31, 1996
                                              ------------------------------------------------------------
                                                        Historical                      Pro Forma
                                              -----------------------------  -----------------------------
                                                 Template       Milestone
                                                 Software,      Software
                                                   Inc.           GmbH        Adjustments      As Adjusted
                                              --------------  -------------  -------------     -----------
                                                                   (f)

Revenues                                          $   13,530        $ 9,602         $           $   23,132

Cost of revenues                                       7,029          6,479                         13,508
                                                  ----------        -------         ------      ----------
Gross profit                                           6,501          3,123              0           9,624

Operating expenses
Selling and marketing                                  2,362          1,985                          4,347
Product development                                      966                                           966
General and administrative                             1,473          1,377            731 (g)       3,581
                                                  ----------        -------         ------      ----------
Income (loss) from operations                          1,700           (239)          (731)            730

Interest (expense)                                       (43)          (161)                          (204)

Other income (expense)                                    33            (34)                            (1)
                                                  ----------        -------         ------      ----------
Net income (loss) before taxes                         1,690           (434)          (731)            525

Income tax benefit (provision)                          (645)                                         (645)
                                                  ----------        -------         ------      ----------
Income (loss)                                     $    1,045        $  (434)        $ (731)     $     (120)
                                                  ==========        =======         ======      ==========

Income (loss) per common
equivalent shares outstanding                     $     0.23                                    $    (0.03)
                                                  ==========                                    ==========

Weighted average common
equivalent shares outstanding                      4,643,919                                     4,733,919
                                                  ==========                                    ==========


           See accompanying notes to Pro Forma Financial Information

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                  (DOLLARS IN THOUSAND, EXCEPT PER SHARE DATA)




     (a) The historical balance sheet of the Company has been converted to U.S. dollars at 1.74 DM for 1 U.S. dollar, the exchange rate at June 27, 1997.

     (b) Adjustment reflects the issuance of 90,000 shares of Template Common Stock to the Company shareholders valued at $12.18 per share ($1,096) and the elimination of the Company net deficit ($1,805). The $12.18 share value is the approximate weighted average price (based on volume of shares traded) during the period from June 10, 1997 to June 16, 1997. The transaction was announced publically on June 12, 1997.

     (c) Adjustment reflects the cash payment by Template to the prior shareholders of the Company as part of the purchase consideration.

     (d) Adjustment reflects the accrual of estimated transaction costs related to the accrual.

     (e) Adjustment reflects the excess of the cost to Template over the assigned value of the Company assets as computed as follows:

Template Consideration:
 .  90,000 shares of Template Class A common stock
   at 12.18 per share                                                $ 1,096
 .  Cash                                                                7,440
 .  Acquisition costs                                                     450
                                                                     -------
                                                                       8,986
 Company net deficit                                                  (1,805)
                                                                     -------
 Net write-up of net assets preliminarily allocated to goodwill      $10,791
                                                                     =======

     (f) The historical income statements of the Company have been converted to U.S. dollars at the weighted average exchange rate for the periods presented: 1.54 DM for 1 U.S. dollar for the year ended December 31, 1996 and 1.64 DM for 1 U.S. dollar for the six months ended June 27, 1997.

                   NOTES TO PRO FORMA FINANCIAL INFORMATION
                 (DOLLARS IN THOUSAND, EXCEPT PER SHARE DATA)


(g) Adjustment reflects the change in amortization resulting from the goodwill arising from the transaction ($731 for the year and $366 for the six months).

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  September 15, 1997        TEMPLATE SOFTWARE, INC.



                                  By:  /s/ E. Linwood Pearce
                                       -----------------------
                                       E. Linwood Pearce
                                       Chief Executive Officer